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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 28, 1999



                              E-SYNC NETWORKS, INC.
           ------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                   0-2401                 06-0625999
       ---------------           -------------        -------------------
       (STATE OR OTHER             (COMMISSION          (I.R.S. EMPLOYER
        JURISDICTION              FILE NUMBER)         IDENTIFICATION NO.)
      OF INCORPORATION)


                     542 WESTPORT AVENUE, NORWALK, CT 06851
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (203) 853-7400

                                  WILTEK, INC.
                                  ------------
                                  (FORMER NAME)
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ITEM 5. OTHER EVENTS.

        As described in the Press Release attached hereto as Exhibit 99, effective as of the open of business on July 28, 1999, Wiltek, Inc., a Connecticut corporation ("Wiltek"), was merged with and into its wholly-owned subsidiary, E-Sync Networks, Inc., a Delaware corporation ("E-Sync"), pursuant to an Agreement and Plan of Merger dated as of July 15, 1999, by and between Wiltek and E-Sync (the "Merger Agreement").

        Pursuant to the terms of the Merger Agreement, E-Sync is the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger Agreement, each share of Wiltek common stock, no par value per share, was converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, $.01 par value per share, and each share of Wiltek Series A preferred stock, no par value per share, was converted into one fully paid and nonassessable share of the Surviving Corporation Series A Preferred Stock, $.01 par value per share.

        The Certificate of Incorporation of E-Sync (attached hereto as Exhibit 3(i)) has become the Certificate of Incorporation of the Surviving Corporation, and the By-laws of E-Sync (attached hereto as Exhibit 3(ii)) have become the By-laws of the Surviving Corporation.

ITEM 7. EXHIBITS.

     Exhibit 3(i)    Certificate of Incorporation of E-Sync Networks, Inc.

     Exhibit 3(ii) Certificate of Designations, Preferences and Rights of Preferred Stock of E-Sync Networks, Inc.

     Exhibit 3(iii)  By-laws of E-Sync Networks, Inc.

     Exhibit 99      Press Release.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           E-SYNC NETWORKS, INC.



                                           By: /s/ John C. Maxwell, III
                                               --------------------------
                                               Name: John C. Maxwell, III
                                               Title: Chairman and Chief
                                                      Executive Officer

Dated: July 28, 1999





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